Exhibit 10.5
Schedule to Exhibit 10.4
Severance Agreements substantially identical to Morgan K. O’Brien’s were entered into with the following executive officers on the following dates:

Name	Current Title	Date
Joseph G. Belechak	Senior VP and Chief Operations Officer	12/23/03

Maureen L. Hogel	Senior VP and Chief Legal & Admin. Officer	12/10/03

Mark E. Kaplan	Senior VP and Chief Financial Officer	9/22/05

Stevan R. Schott	VP, Finance (previously Sr. VP and Chief Financial Officer)	12/23/03

James E. Wilson	VP, Corporate Development (previously Sr. VP and Chief Strategic Officer)	12/18/03